                                                                    EXHIBIT 4.7


================================================================================












                            DISCOUNT AUTO PARTS, INC.




                              ---------------------

                             NOTE PURCHASE AGREEMENT

                              ---------------------


                            DATED AS OF JULY 15, 1997




                $50,000,000 7.46% SENIOR NOTES DUE JULY 15, 2007


================================================================================

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
1.       AUTHORIZATION OF NOTES.................................................................................  1

2.       SALE AND PURCHASE OF NOTES.............................................................................  1

3.       CLOSING................................................................................................  2

4.       CONDITIONS TO CLOSING..................................................................................  2
         4.1      Representations and Warranties................................................................  2
         4.2      Performance; No Default.......................................................................  2
         4.3      Compliance Certificates.......................................................................  2
         4.4      Opinions of Counsel...........................................................................  3
         4.5      Purchase Permitted By Applicable Law, etc.....................................................  3
         4.6      Sale of Other Notes...........................................................................  3
         4.7      Payment of Special Counsel Fees...............................................................  3
         4.8      Private Placement Number......................................................................  4
         4.9      Changes in Corporate Structure................................................................  4
         4.10     Bank Credit Agreement.........................................................................  4
         4.11     Proceedings and Documents.....................................................................  4

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................................  4
         5.1      Organization; Power and Authority.............................................................  4
         5.2      Authorization, etc............................................................................  4
         5.3      Disclosure....................................................................................  5
         5.4      Organization and Ownership of Shares of Subsidiaries; Affiliates..............................  5
         5.5      Financial Statements..........................................................................  6
         5.6      Compliance with Laws, Other Instruments, etc..................................................  6
         5.7      Governmental Authorizations, etc..............................................................  7
         5.8      Litigation; Observance of Agreements, Statutes and Orders.....................................  7
         5.9      Taxes.........................................................................................  7
         5.10     Title to Property; Leases.....................................................................  7
         5.11     Licenses, Permits, etc........................................................................  8
         5.12     Compliance with ERISA.........................................................................  8
         5.13     Private Offering by the Company...............................................................  9
         5.14     Use of Proceeds; Margin Regulations...........................................................  9
         5.15     Existing Debt; Future Liens................................................................... 10
         5.16     Foreign Assets Control Regulations, etc....................................................... 10
         5.17     Status under Certain Statutes................................................................. 10
         5.18     Environmental Matters......................................................................... 10

6.       REPRESENTATIONS OF THE PURCHASER....................................................................... 11
         6.1      Purchase for Investment....................................................................... 11
         6.2      Source of Funds............................................................................... 11

7.       INFORMATION AS TO COMPANY.............................................................................. 13

DISCOUNT AUTO PARTS, INC.                               NOTE PURCHASE AGREEMENT

                                                                                                               PAGE
                                                                                                               ----

         7.1      Financial and Business Information............................................................ 13
         7.2      Officer's Certificate......................................................................... 15
         7.3      Inspection.................................................................................... 16

8.       PAYMENT OF THE NOTES................................................................................... 16
         8.1      Required Prepayments; Payment at Maturity..................................................... 16
         8.2      Optional Prepayments with Make-Whole Amount................................................... 17
         8.3      Allocation of Partial Prepayments............................................................. 17
         8.4      Maturity; Surrender, etc...................................................................... 17
         8.5      No Other Optional Prepayments or Purchase of Notes............................................ 17
         8.6      Make-Whole Amount............................................................................. 18

9.       AFFIRMATIVE COVENANTS.................................................................................. 19
         9.1      Compliance with Law........................................................................... 19
         9.2      Insurance..................................................................................... 19
         9.3      Maintenance of Properties..................................................................... 19
         9.4      Payment of Taxes and Claims................................................................... 20
         9.5      Corporate Existence, etc...................................................................... 20

10.      FINANCIAL AND NEGATIVE COVENANTS....................................................................... 20
         10.1     Debt.......................................................................................... 20
         10.2     Minimum Net Worth............................................................................. 20
         10.3     Fixed Charge Coverage......................................................................... 21
         10.4     Liens......................................................................................... 21
         10.5     Priority Debt................................................................................. 22
         10.6     Merger or Consolidation....................................................................... 22
         10.7     Sale of Assets................................................................................ 23
         10.8     Transactions with Related Party............................................................... 24
         10.9     Nature of Business............................................................................ 24
         10.10    Subordination of Intercompany Loans........................................................... 24

11.      EVENTS OF DEFAULT...................................................................................... 25

12.      REMEDIES ON DEFAULT, ETC............................................................................... 27
         12.1     Acceleration.................................................................................. 27
         12.2     Other Remedies................................................................................ 27
         12.3     Rescission.................................................................................... 28
         12.4     No Waivers or Election of Remedies, Expenses, etc............................................. 28

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.......................................................... 28
         13.1     Registration of Notes......................................................................... 28
         13.2     Transfer and Exchange of Notes................................................................ 29
         13.3     Replacement of Notes.......................................................................... 29

14.      PAYMENTS ON NOTES...................................................................................... 29

DISCOUNT AUTO PARTS, INC.                               NOTE PURCHASE AGREEMENT

                                                                                                               PAGE
                                                                                                               ----
         14.1     Place of Payment.............................................................................. 29
         14.2     Home Office Payment........................................................................... 30

15.      EXPENSES, ETC.......................................................................................... 30
         15.1     Transaction Expenses.......................................................................... 30
         15.2     Survival...................................................................................... 30

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT........................................... 31

17.      AMENDMENT AND WAIVER................................................................................... 31
         17.1     Requirements.................................................................................. 31
         17.2     Solicitation of Holders of Notes.............................................................. 31
         17.3     Binding Effect, etc........................................................................... 32
         17.4     Notes held by Company, etc.................................................................... 32

18.      NOTICES................................................................................................ 32

19.      REPRODUCTION OF DOCUMENTS.............................................................................. 33

20.      CONFIDENTIAL INFORMATION............................................................................... 33

21.      SUBSTITUTION OF PURCHASER.............................................................................. 35

22.      MISCELLANEOUS.......................................................................................... 35
         22.1     Successors and Assigns........................................................................ 35
         22.2     Payments Due on Non-Business Days; When Payments Deemed Received
                   ............................................................................................. 36
         22.3     Severability.................................................................................. 36
         22.4     Construction.................................................................................. 36
         22.5     Counterparts.................................................................................. 36
         22.6     Governing Law................................................................................. 36
         22.7     Section Headings and Table of Contents........................................................ 37

     SCHEDULE A            --  Information Relating to Purchasers

     SCHEDULE B            --  Defined Terms

     SCHEDULE 4.9          --  Changes in Corporate Structure

     SCHEDULE 5.3          --  Disclosure Materials

     SCHEDULE 5.4          --  Subsidiaries of the Company and Ownership of Subsidiary Stock

     SCHEDULE 5.5          --  Financial Statements

DISCOUNT AUTO PARTS, INC.                               NOTE PURCHASE AGREEMENT

                                                                                                               PAGE
     SCHEDULE 5.8          --  Certain Litigation

     SCHEDULE 5.11         --  Patents, etc.

     SCHEDULE 5.12         --  ERISA Affiliates

     SCHEDULE 5.14         --  Use of Proceeds

     SCHEDULE 5.15         --  Existing Debt; Future Liens

     SCHEDULE 10.4         --  Existing Liens

     EXHIBIT 1             --  Form of Note

     EXHIBIT 4.4(a)        --   Form of Opinion of Counsel for the Company

     EXHIBIT 4.4(b)        --   Form of Opinion of Special Counsel for the Purchasers

DISCOUNT AUTO PARTS, INC.                               NOTE PURCHASE AGREEMENT

                            DISCOUNT AUTO PARTS, INC.
                            4900 FRONTAGE ROAD, SOUTH
                             LAKELAND, FLORIDA 33815

                      7.46% SENIOR NOTES DUE JULY 15, 2007

                                                       Dated as of July 15, 1997

To the Purchaser Named on
the Signature Page Hereto


Ladies and Gentlemen:

         DISCOUNT AUTO PARTS, INC., a Florida corporation (together with its successors and assigns, the "COMPANY"), agrees with you as follows:

1.       AUTHORIZATION OF NOTES.

         The Company will authorize the issue and sale of $50,000,000 aggregate principal amount of its 7.46% Senior Notes due July 15, 2007 (the "NOTES", such term to include any such notes issued in substitution therefor pursuant to
Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.       SALE AND PURCHASE OF NOTES.

         Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified below your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement with each of the other purchasers named in Schedule A (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified below its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

DISCOUNT AUTO PARTS, INC.                               NOTE PURCHASE AGREEMENT
                                        1

3.       CLOSING.

         The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of each of Hebb & Gitlin, your special counsel, and SunTrust Capital Markets, Inc., 303 Peachtree Street, 24th Floor, Atlanta, Georgia 30308, at 10:00 a.m., local time, at a closing (the "CLOSING") on August 8, 1997 or on such other Business Day thereafter on or prior to August 11, 1997 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 as you may request), dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to:

                  Account Number:             0215252068070
                  Account Name:               Discount Auto Parts, Inc. - Concentration Account
                  Bank Name:                  SunTrust/Central Florida, N.A.
                  ABA Number:                 063102152

If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.       CONDITIONS TO CLOSING.

         Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

         4.2      REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

         4.4      PERFORMANCE; NO DEFAULT.

         The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by any of Sections 10.1, through 10.9 hereof had such Sections applied since such date.

DISCOUNT AUTO PARTS, INC.                               NOTE PURCHASE AGREEMENT
                                        2

         4.6      COMPLIANCE CERTIFICATES.

                  (b) OFFICER'S CERTIFICATE.. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections

         4.1, 4.2 and 4.9 have been fulfilled.

                  (d) SECRETARY'S CERTIFICATE.. The Company shall have delivered to you a certificate of its Secretary or one of its Assistant Secretaries, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the Other Agreements.

         4.8      OPINIONS OF COUNSEL.

         You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing,

                  (a) from Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis, P.A., counsel for the Company, covering the matters set out in
         Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to you), and

                  (b) from Hebb & Gitlin, your special counsel in connection with such transactions, substantially in the form set out in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

         4.9      PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

         On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date of your execution and delivery of this Agreement. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

         4.11     SALE OF OTHER NOTES.

         Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

DISCOUNT AUTO PARTS, INC.                               NOTE PURCHASE AGREEMENT
                                        3

         4.13     PAYMENT OF SPECIAL COUNSEL FEES.

         Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the accrued and estimated reasonable fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least two Business Days prior to the date of the Closing.

         4.15     PRIVATE PLACEMENT NUMBER.

         A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

         4.17     CHANGES IN CORPORATE STRUCTURE.

         Except as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

         4.18 BANK CREDIT AGREEMENT. The Company shall have entered into the Bank Credit Agreement with each of the other parties thereto. The Bank Credit Agreement shall be in full force and effect, and the Company shall have delivered to you a fully executed copy thereof, certified as true, complete and correct by a Responsible Officer.

         4.20     PROCEEDINGS AND DOCUMENTS.

         All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to you, as of the date of the Closing, that:

         5.2      ORGANIZATION; POWER AND AUTHORITY.

         The Company is a corporation duly organized, validly existing and in active status under the laws of the State of Florida, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has paid all fees and penalties due the Department of State of the State of Florida through December 31, 1997 and filed with said Department its most recent annual report. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and

DISCOUNT AUTO PARTS, INC.                               NOTE PURCHASE AGREEMENT
                                        4
deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

         5.3      AUTHORIZATION, ETC.

         This Agreement and the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5.5      DISCLOSURE.

         The Company, through its agent, SunTrust Capital Markets, Inc., has delivered to you and each Other Purchaser a copy of a Private Placement Offering Memorandum, dated June 2, 1997 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except for disclosures described in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or for disclosures described in Schedule 5.3, or as disclosed in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, or otherwise provided to you in writing, since March 4, 1997, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company or otherwise provided to you, specifically for use in connection with the transactions contemplated hereby. As for any projections that may be contained in the Memorandum or in any other information delivered to you by the Company, no representation is made as to such projections other than such projections (a) are based upon information that the Company believes to be accurate and were developed in a manner the Company believes to be reasonable and (b) were derived from financial statements and information prepared on the basis of accounting consistent with GAAP and with the accounting principles currently used by the Company and the Subsidiaries.

         5.7      ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES;
                  AFFILIATES.

DISCOUNT AUTO PARTS, INC.                               NOTE PURCHASE AGREEMENT
                                        5

                  (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) the Company's Affiliates, other than Subsidiaries, and (iii) the Company's directors and senior officers.

                  (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

                  (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

                  (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed in Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

         5.9      FINANCIAL STATEMENTS.

         The Company has delivered to you and each Other Purchaser copies of the financial statements of the Company and its Subsidiaries listed in Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

         5.10     COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

         The execution, delivery and performance by the Company of this Agreement and the Notes will not

DISCOUNT AUTO PARTS, INC.                               NOTE PURCHASE AGREEMENT
                                        6

                  (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, including without limitation, the Bank Credit Agreement and the Secured Note Agreements,

                  (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary, or

                  (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary, including, without limitation, the Transportation Acts (49 U.S.C.), as amended.

         5.11     GOVERNMENTAL AUTHORIZATIONS, ETC.

         No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

         5.13     LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

                  (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (b) Except as disclosed in Schedule 5.8, neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         5.15     TAXES.

         The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the

DISCOUNT AUTO PARTS, INC.                               NOTE PURCHASE AGREEMENT
                                        7

Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been audited by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended in June of 1986.

         5.17     TITLE TO PROPERTY; LEASES.

         The Company and its Subsidiaries have good and sufficient title to their respective properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement except for those defects in title and Liens that, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. All leases are valid and subsisting and are in full force and effect in all material respects except to the extent that, individually or in the aggregate, the failure to be so valid and subsisting and/or in full force and effect could not reasonably be expected to have a Material Adverse Effect.

         5.18     LICENSES, PERMITS, ETC.

         Except as disclosed in Schedule 5.11,

                  (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

                  (b) to the best knowledge of the Company, no product or practice of the Company or any Subsidiary infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

                  (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

         5.20     COMPLIANCE WITH ERISA.

                  (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event,

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                                        8
         transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                  (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

                  (c) Neither the Company nor any ERISA Affiliate has in the past been required to have, or is currently required to make, any contributions to any Multiemployer Plan.

                  (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

                  (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

                  (f) Schedule 5.12 sets forth all ERISA Affiliates and all "employee benefit plans" maintained by the Company (or any "affiliate" thereof) or in respect of which the Notes could constitute an "employer security" ("EMPLOYEE BENEFIT PLAN" has the meaning specified in section 3 of ERISA, "AFFILIATE" has the meaning specified in section 407(d) of ERISA and section V of the Department of Labor Prohibited Transaction Exemption 95-60 (60 FR 35925, July 12, 1995) and "EMPLOYER SECURITY" has the meaning specified in section 407(d) of ERISA).

         5.22     PRIVATE OFFERING BY THE COMPANY.

         Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 40 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take,

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                                        9
any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act.

         5.24     USE OF PROCEEDS; MARGIN REGULATIONS.

         The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation G.

         5.26     EXISTING DEBT; FUTURE LIENS.

                  (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of the Closing Date (and specifying, as to each item of Debt, the collateral, if any, securing such Debt), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment. Except as set forth on
         Schedule 5.15, neither the Company nor any Subsidiary is liable in any respect with respect to any Swaps or letters of credit (or instruments serving a similar function) securing the Debt of any Person other than the Company or a Subsidiary.

                  (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.4.

         5.27     FOREIGN ASSETS CONTROL REGULATIONS, ETC.

         Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

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                                       10

         5.29     STATUS UNDER CERTAIN STATUTES.

         Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or the Federal Power Act, as amended.

         5.31     ENVIRONMENTAL MATTERS.

         Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

                  (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                  (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in violation of any Environmental Laws and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                  (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

6.       REPRESENTATIONS OF THE PURCHASER.

         6.2      PURCHASE FOR INVESTMENT.

         You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes. You acknowledge that you have the requisite knowledge and experience in financial and business matters to have enabled you to evaluate the merits and risks of investing in the Notes. You acknowledge that you have had an opportunity to meet with representatives of the Company and to ask questions and receive answers regarding the business

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                                       11
of the Company and its financial condition in order to assist you in evaluating the merits and risks of acquiring the Notes.

         6.4      SOURCE OF FUNDS.

         You represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

                  (a) the Source is an "insurance company general account" as defined in Department of Labor Prohibited Transaction Exemption 95-60 (60 FR 35925, July 12, 1995) and in respect thereof you represent that there is no "employee benefit plan" (as defined in section 3(3) of ERISA and section 4975(e)(1) of the IRC, treating as a single plan all plans maintained by the same employer or employee organization or affiliate thereof) with respect to which the amount of the general account reserves and liabilities of all contracts held by or on behalf of such plan exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile and that such acquisition is eligible for and satisfies the other requirements of such exemption; or

                  (b) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

                  (c) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and

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                                       12

                           (i)  the identity of such QPAM and

                           (ii) the names of all employee benefit plans whose
                  assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph
                  (d); or

                  (e)      the Source is a governmental plan; or

                  (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (f); or

                  (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.       INFORMATION AS TO COMPANY.

         7.2      FINANCIAL AND BUSINESS INFORMATION.

         The Company shall deliver to each holder of Notes that is an Institutional Investor:

                  (b) QUARTERLY STATEMENTS -- as soon as available and in any event within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                      (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

                      (ii) consolidated statements of income and cash flows
                  of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter,

         setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the consolidated financial position of the companies being reported on and their consolidated results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

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                                       13

                  (d) ANNUAL STATEMENTS -- as soon as available and in any event within 120 days after the end of each fiscal year of the Company, duplicate copies of,

                           (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                                (A) an opinion thereon of independent certified
                           public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the consolidated financial position of the companies being reported upon and their consolidated results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                                (B) a certificate of such accountants
                           stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

                  (f) SEC AND OTHER REPORTS -- promptly upon their becoming available, one copy of (i) each financial statement, report (including, without limitation, the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act), notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, (ii) each regular or periodic report and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other similar statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material, and
         (iii) on a best

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                                       14
         efforts basis, each registration statement (without exhibits except as expressly requested by such holder) and prospectus (other than a registration statement or a prospectus, in each case, related solely to an employee benefit plan), and any amendments thereto, filed by the Company or any Subsidiary with the Securities and Exchange Commission;

                  (h) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in
         Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (j) ERISA MATTERS -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                      (i) with respect to any Plan, any reportable event,
                  as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date of the Closing; or

                      (ii) the taking by the PBGC of steps to institute, or
                  the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                      (iii) any event, transaction or condition that could
                  result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                  (l) NOTICES FROM GOVERNMENTAL AUTHORITY -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

                  (n) ACTIONS, PROCEEDINGS -- promptly after a Responsible Officer becomes aware of the commencement thereof, notice of any action or proceeding relating to the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal as to which there is a reasonable possibility of an adverse determination and

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                                       15
         that, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and

                  (p) REQUESTED INFORMATION -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, or such information regarding the Company required to satisfy the requirements of 17 C.F.R. ss.230.144A, as amended from time to time, in connection with any contemplated transfer of the Notes.

         7.4      OFFICER'S CERTIFICATE.

         Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                  (b) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.9 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                  (d) EVENT OF DEFAULT -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

         7.6      INSPECTION.

         The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                  (b) NO DEFAULT -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each

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                                       16

         Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (d) DEFAULT -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.       PAYMENT OF THE NOTES.

         8.2      REQUIRED PREPAYMENTS; PAYMENT AT MATURITY.

         On July 15, 2004 and on each January 15 and July 15 thereafter to and including January 15, 2007, the Company will prepay $7,142,857 and on July 15, 2007 the Company will make a final payment of $7,142,858 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, and the Company will pay all of the principal amount of the Notes remaining outstanding, if any, on July 15, 2007. Each partial prepayment of the Notes pursuant to Section 8.2 will reduce the principal amount of each mandatory prepayment applicable to the Notes, as set forth in this Section 8.1, and the payment at maturity of the Notes, in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment.

         8.4      OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

         The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, (but if in part, in an amount not less than $1,000,000 or such lesser amount as shall then be outstanding), at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such prepayment date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

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                                       17

         8.6      ALLOCATION OF PARTIAL PREPAYMENTS.

         In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

         8.7      MATURITY; SURRENDER, ETC.

         In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and MakeWhole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         8.9      NO OTHER OPTIONAL PREPAYMENTS OR PURCHASE OF NOTES.

         The Company will not prepay (whether directly or indirectly by purchase, redemption or other acquisition) any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this
Section 8. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Section 8 and no Notes may be issued in substitution or exchange for any such Notes.

         8.11     MAKE-WHOLE AMOUNT.

         The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the MakeWhole Amount may in no event be less than zero. For the purposes of determining the MakeWhole Amount, the following terms have the following meanings:

                  "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to
         Section 12.1, as the context requires.

                  "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City

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



         time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on the Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or
         (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

                  "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

                  "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.       AFFIRMATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

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         9.2      COMPLIANCE WITH LAW.

         The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         9.4      INSURANCE.

         The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         9.6      MAINTENANCE OF PROPERTIES.

         The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         9.8      PAYMENT OF TAXES AND CLAIMS.

         The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes, assessments, charges or levies have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that it shall not be a breach of this Section 9.4 if the Company should fail to file any tax return where the failure to file could not reasonably be expected to have a Material Adverse Effect, and provided further, that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if
(a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such

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



Subsidiary or (b) the nonpayment of all such taxes, assessments, charges and levies in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         9.9      CORPORATE EXISTENCE, ETC.

         The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.6 and 10.7, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

10.      FINANCIAL AND NEGATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         10.1     DEBT.

                  (a) SENIOR DEBT. The Company shall maintain, at the end of each fiscal quarter, a ratio of Consolidated Senior Debt to Consolidated Total Capitalization of not greater than 55%.

                  (b) TOTAL DEBT. The Company shall maintain, at the end of each fiscal quarter, a ratio of Consolidated Debt to Consolidated Total Capitalization of not greater than 60%.

         10.2     MINIMUM NET WORTH.

         The Company shall maintain Consolidated Net Worth in an amount not less than the sum of (a) $200,000,000, plus (b) 50% of any Consolidated Net Income (if positive) for the period from May 28, 1996 to the date of determination, plus (c) 100% of the net proceeds to the Company from the issuance of any of its common stock subsequent to the date of the Closing.

         10.3     FIXED CHARGE COVERAGE.

         The Company shall maintain a minimum ratio of Income Available for Fixed Charges to Fixed Charges of 2.0:1.0, calculated at the expiration of each fiscal quarter based upon the most recent four fiscal quarters.

         10.4     LIENS.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

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



                  (a) Liens existing on the date of the Closing and specified on
                      Schedule 10.4;

                  (b) Liens for taxes (including ad valorem and property taxes), assessments or other governmental charges the payment of which is not at the time required by Section 9.4;

                  (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business and not in connection with the borrowing of money, for sums not yet due or the payment of which is not at the time required by Section 9.4;

                  (d) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds (not in excess of $5,000,000), bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

                  (e) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances, in each case not materially interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of the properties of the Company and its Subsidiaries, taken as a whole;

                  (f) Liens provided for in equipment leases that are not Capital Leases (including financing statements and undertakings to file financing statements), provided that they are limited to the equipment subject to such leases and the proceeds thereof;

                  (g) leases, subleases, licenses and sublicenses granted to third parties, not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of the properties of the Company and its Subsidiaries, taken as a whole;

                  (h) any Lien renewing, extending or refunding any Lien permitted by clauses (a) through (g) of this Section 10.4, provided that (i) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, renewal or refunding no Default or Event of Default would exist;

                  (i) Liens on property or assets of the Company or any of its Subsidiaries securing Debt owing to the Company or to any of its Wholly-Owned Subsidiaries;

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



                  (j) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property, and (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property;

                  (k) Liens securing Priority Debt permitted to be outstanding under Section 10.5; and

                  (l) any right of set-off or banker's lien (whether by common law, statute, contract or otherwise) in favor of any bank (other than Liens securing Debt), provided, in each case, that the obligation secured is not overdue or, if overdue, is being diligently contested in good faith by appropriate actions or proceedings;

         10.5     PRIORITY DEBT.

         The Company shall not at any time permit Priority Debt to exceed 20% of Consolidated Net Worth, in each case measured at such time.

         10.6     MERGER OR CONSOLIDATION.

         The Company shall not, and shall not permit any Subsidiary to, merge, consolidate or exchange shares with any other Person, except that:

                  (i)  any Subsidiary may merge into or consolidate with

                       (A) the Company,

                       (B) a Subsidiary, provided the ownership interest of
                  the Company therein is not reduced or diluted in connection with or as a result of such merger or consolidation, or

                       (C) any other Person so long as the resulting company is
                  a Wholly-Owned Subsidiary; and

                  (ii) the Company may merge or consolidate with any other corporation (including a Subsidiary, provided the ownership interest of the Company therein is not reduced or diluted in connection with or as a result of such merger or consolidation) so long as

                       (A) the surviving corporation shall be the Company or
                  another corporation that is solvent and organized under the laws of the United States of America, any State thereof or the District of Columbia,

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



                       (B) the surviving corporation (if not the Company)
                  shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and

                       (C) immediately after giving effect to such merger or
                  consolidation no Default or Event of Default shall have occurred or exist.

         10.7     SALE OF ASSETS.

         The Company shall not, and shall not permit any Subsidiary to, Dispose of any property or assets (other than marketable securities), except, so long as no Default or Event of Default shall exist and be continuing:

                  (i) (A) any Subsidiary may Dispose of its assets to the Company or any WhollyOwned Subsidiary, (B) the Company may dispose of its assets to any Wholly-Owned Subsidiary, and (C) the Company or any Subsidiary may transfer otherwise surplus property, for its Fair Market Value, to the capital of Q-Lube, so long as Q-Lube is a Subsidiary of the Company;

                  (ii) the Company or any Subsidiary may Dispose of any equipment that it in its good faith opinion determines to be obsolete, worn-out or no longer useful in its business, as determined in good faith by the Company;

                  (iii) the Company or any Subsidiary may Dispose of inventory in the ordinary course of business; and

                  (iv) the Company or any Subsidiary may Dispose of any other of its assets so long as, immediately after giving effect to such proposed Disposition:

                       (A) the consideration for such assets is reasonably
                  believed by the Company to represent the Fair Market Value of such assets at the time of such Disposition; and

                       (B) the cumulative net book value of all assets
                  Disposed of by the Company and its Subsidiaries during any 12 consecutive months does not exceed 15% of Consolidated Assets determined as of the most recently completed fiscal year.

For purposes of this Section 10.7:

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                                       24

                  (1) "DISPOSITION" means the sale, lease, transfer or other disposition of property (including, without limitation, real property and stores) but shall not include any public taking or condemnation, and "DISPOSED OF" and "DISPOSE" each has a corresponding meaning to Disposition. The term "DISPOSITION" shall not include an exchange of assets, provided that the assets involved in such exchange are similar in function in that after giving effect to such exchange there has not been (A) a Material Adverse Effect, (B) any material deterioration of cash flow generation from or in connection with such assets, or (C) any material deterioration in the overall quality of plant, property and equipment of the Company and its Subsidiaries taken as a whole. An "EXCHANGE" of assets shall be deemed to have occurred if each of the transactions involved shall have been consummated within a six month period.

                  (2) CALCULATION OF NET BOOK VALUE. The net book value of any assets shall be determined as of the respective date of Disposition of those assets.

         10.8     TRANSACTIONS WITH RELATED PARTY.

         The Company shall not, and shall not permit any Subsidiary to, effect or permit to exist any transaction with any Affiliate (other than with another member of the Company's consolidated group), by which any asset or services of the Company or a Subsidiary is transferred to such Affiliate, or enter into any other transaction with an Affiliate (other than another member of the Company's consolidated group) on terms more favorable than would be reasonably expected in a similar transaction with an unrelated Person.

         10.9     NATURE OF BUSINESS.

         Neither the Company nor any Subsidiary shall engage in any business, if as a result, when taken as a whole, the general nature of the business then engaged in by the Company and its Subsidiaries would be substantially changed from the nature of the business of the Company and its Subsidiaries as described in the Memorandum.

         10.10 SUBORDINATION OF INTERCOMPANY LOANS. The Company shall not, and shall not permit any Subsidiary to, be or become liable on any Debt owed to any one or more of the Company, the Subsidiaries or any Affiliate of any thereof, unless such Debt shall at all times be subordinate and junior in right of payment and security to the Debt evidenced by the Notes, upon terms substantially identical to, and coextensive in scope and duration with, the terms benefiting the Debt evidenced by the Revolving Credit Notes (as defined in the Bank Credit Agreement), as contemplated by Section 7.11 of the Bank Credit Agreement, as amended from time to time (or benefiting any other Debt under the comparable provision in any other agreement entered into by the Company to replace, refinance or supplement the Bank Credit Agreement).

11.      EVENTS OF DEFAULT.

         An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

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



                  (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                  (c) the Company defaults in the performance of or compliance with any term contained in any of Sections 10.1 through 10.7 or 10.9; or

                  (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note; or

                  (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

                  (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or
         (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of Debt in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of any Debt to convert such Debt into equity interests), (A) the Company or any Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $5,000,000 or (B) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Debt; or

                  (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property,
         (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

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                  (h) a court or governmental authority of competent
         jurisdiction enters an order appointing, without consent by the Company or any Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any Subsidiary or with respect to any substantial part of the property of the Company or any Subsidiary, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Subsidiary, or any such petition shall be filed against the Company or any Subsidiary and such petition shall not be dismissed within 60 days; or

                  (i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged or adequately provided for within 60 days after the expiration of such stay; or

                  (j) if (i)   any Plan shall fail to satisfy the minimum
                  funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code,

                         (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings,

                         (iii) the aggregate "amount of unfunded benefit
                  liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000,

                         (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans,

                         (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or

                         (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder;

         and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

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As used in Section 11(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE
WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in section 3 of ERISA.

12.      REMEDIES ON DEFAULT, ETC.

         12.2     ACCELERATION.

                  (a) If an Event of Default with respect to the Company described in paragraph (g) or paragraph (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

                  (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 39% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

                  (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

         Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

         12.4     OTHER REMEDIES.

         If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder or holders, as the case may be, by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

DISCOUNT AUTO PARTS, INC.                               NOTE PURCHASE AGREEMENT
                                       28

         12.6     RESCISSION.

         At any time after any Notes have been declared due and payable pursuant to clause (b) or clause (c) of Section 12.1, the holders of not less than 662/3% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, due and payable on any Notes other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to
Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

         12.7     NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

         No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

         13.2     REGISTRATION OF NOTES.

         The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

         13.4     TRANSFER AND EXCHANGE OF NOTES.

         Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's

DISCOUNT AUTO PARTS, INC.                               NOTE PURCHASE AGREEMENT
                                       29
expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in
Section 6.1 and 6.2.

         13.6     REPLACEMENT OF NOTES.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $150,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.      PAYMENTS ON NOTES.

         14.2     PLACE OF PAYMENT.

         Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Lakeland, Florida at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in the United States or the principal office of a bank or trust company in the United States.

         14.4     HOME OFFICE PAYMENT.

         So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other

DISCOUNT AUTO PARTS, INC.                               NOTE PURCHASE AGREEMENT
                                       30
method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this
Section 14.2.

15.      EXPENSES, ETC.

         15.2     TRANSACTION EXPENSES.

         Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective). The Company will also pay:
(a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note; and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, reasonable costs or expenses if any, of brokers and finders (other than those retained by you).

         15.4     SURVIVAL.

         The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and

DISCOUNT AUTO PARTS, INC.                               NOTE PURCHASE AGREEMENT
                                       31
warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.      AMENDMENT AND WAIVER.

         17.2     REQUIREMENTS.

         This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of any of Sections 1, 2, 3, 4, 5, 6 and 21, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 and 20.

         17.4     SOLICITATION OF HOLDERS OF NOTES.

                  (b) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

                  (d) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

                  (f) CONSENT IN CONTEMPLATION OF TRANSFER. Any consent made pursuant to this Section 17 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so

DISCOUNT AUTO PARTS, INC.                               NOTE PURCHASE AGREEMENT
                                       32
         effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

         17.5     BINDING EFFECT, ETC.

         Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         17.6     NOTES HELD BY COMPANY, ETC.

         Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.      NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                  (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, telecopier: 941-284-2063, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

DISCOUNT AUTO PARTS, INC.                               NOTE PURCHASE AGREEMENT
                                       33

19.      REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.      CONFIDENTIAL INFORMATION.

         For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that

                  (a) was publicly known or otherwise known to you prior to the time of such disclosure,

                  (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf,

                  (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary, or

                  (d)   constitutes financial statements delivered to you under
         Section 7.1 that are otherwise publicly available.

You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to:

                  (i) your directors, officers, trustees, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes);

DISCOUNT AUTO PARTS, INC.                               NOTE PURCHASE AGREEMENT
                                       34

                  (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20;

                  (iii)  any other holder of any Note;

                  (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
         20);

                  (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20);

                  (vi) any federal or state regulatory authority having jurisdiction over you;

                  (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio; or

                  (viii) any other Person to which such delivery or disclosure may be necessary or appropriate

                         (A) to effect compliance with any law, rule, regulation
                  or order applicable to you,

                         (B) in response to any subpoena or other legal process,

                         (C) in connection with any litigation to which you are
                  a party, or

                         (D) if an Event of Default has occurred and is
                  continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement.

You understand that the Company has publicly registered and traded securities and that the information shared by the Company with you includes and contains and/or may include and contain information that is material and non-public with respect to the Company. You agree and acknowledge that all such material non-public information will be the property of the Company. You acknowledge that the United States securities laws, including but not limited to the Insider Trading and Securities Enforcement Act of 1988, among other things, (1) prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonable foreseeable that such person is likely to purchase or sell such securities or will communicate such information to a person who will and (2) impose certain responsibilities upon companies whose employees may come into possession of such material non-public information. You covenant that you will comply with your obligations under applicable federal and state securities laws concerning material non-public information and will not use or communicate

DISCOUNT AUTO PARTS, INC.                               NOTE PURCHASE AGREEMENT
                                       35
any such material non-public information in contravention of such applicable federal or state securities laws or regulations and will use reasonable efforts to obtain similar commitments from persons to whom you may disclose such information. The Company understands and agrees that for securities law purposes you may be establishing an information blocking device or "Chinese Wall" between, on the one hand, your employee who is the signatory to this Agreement and other employees within the same group who shall receive the Confidential Information, and, on the other hand, other of your employees, some of whom may engage in or be engaged in the selling or trading (without contravening United States law) of Securities of the Company or its Subsidiaries. The Company agrees to take reasonable care not to breach any such Chinese Wall.

         Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.      SUBSTITUTION OF PURCHASER.

         You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.      MISCELLANEOUS.

         22.2     SUCCESSORS AND ASSIGNS.

         All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

         22.4     PAYMENTS DUE ON NON-BUSINESS DAYS; WHEN PAYMENTS DEEMED
                  RECEIVED.

                  (b) PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

DISCOUNT AUTO PARTS, INC.                               NOTE PURCHASE AGREEMENT
                                       36

                  (d) PAYMENTS, WHEN RECEIVED. Any payment to be made to the holders of Notes hereunder or under the Notes shall be deemed to have been made on the Business Day such payment actually becomes available to such holder at such holder's bank prior to 12:00 noon (local time of such bank).

         22.6     SEVERABILITY.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         22.8     CONSTRUCTION.

         Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         22.10    COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         22.12    GOVERNING LAW.

         THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF FLORIDA EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

         22.13    SECTION HEADINGS AND TABLE OF CONTENTS.

         The titles of the Sections and the Table of Contents appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Agreement as a whole and not to any particular Section or other subdivision. References to Sections are, unless otherwise specified, references to Sections of this Agreement. References to Schedules and Exhibits are, unless otherwise specified, references to Schedules and Exhibits attached to this Agreement.

      [Remainder of page intentionally blank. Next page is signature page.]

DISCOUNT AUTO PARTS, INC.                               NOTE PURCHASE AGREEMENT
                                       37

                  If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                     Very truly yours,

                                     DISCOUNT AUTO PARTS, INC.

                                     By   /s/ C. Michael Moore
                                       -----------------------------------------
                                            Name: C. Michael Moore
                                            Title: Chief Financial Officer

The foregoing is hereby
agreed to as of the
date thereof.

[Separately executed by each
  Of the following Purchasers]

HARTFORD LIFE INSURANCE COMPANY
By: The Hartford Investment Management
       Company and by Hartford Investment Services, Inc.
         Its Agents and Attorneys-in-Fact

By:     /s/ Betsy Roberts
--------------------------------------------------------
                 Name: Betsy Roberts
                 Title: Senior Vice President

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
By: The Hartford Investment Management
       Company and by Hartford Investment Services, Inc.
         Its Agents and Attorneys-in-Fact

By:     /s/ Betsy Roberts
--------------------------------------------------------
                 Name: Betsy Roberts
                 Title: Senior Vice President

DISCOUNT AUTO PARTS, INC.                               NOTE PURCHASE AGREEMENT
                                       38

HARTFORD FIRE INSURANCE COMPANY
By: The Hartford Investment Management
       Company and by Hartford Investment Services, Inc.
         Its Agents and Attorneys-in-Fact

By:     /s/ Betsy Roberts
--------------------------------------------------------
                  Name: Betsy Roberts
                  Title: Senior Vice President

ALLSTATE LIFE INSURANCE COMPANY

By:     /s/ Patricia W. Wilson
--------------------------------------------------------
                  Name: Patricia W. Wilson

By:     /s/ Jerry D. Zinkula
--------------------------------------------------------
                  Name: Jerry D. Zinkula

                        Authorized Signatories

ALLSTATE INSURANCE COMPANY

By:     /s/ Patricia W. Wilson
--------------------------------------------------------
                  Name: Patricia W. Wilson

By:     /s/ Jerry D. Zinkula
--------------------------------------------------------
                  Name: Jerry D. Zinkula

                        Authorized Signatories

DISCOUNT AUTO PARTS, INC.                               NOTE PURCHASE AGREEMENT
                                       39

                                   SCHEDULE B

                                  DEFINED TERMS

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "ACQUIRED SUBSIDIARY DEBT" means Debt of a Person existing immediately prior to its being consolidated with or merged into the Company or a Subsidiary (whether or not such Debt shall have been expressly assumed) or its becoming a Subsidiary, provided that

                  (i) no such Debt shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary,

                  (ii) the principal amount of such Debt shall not have been increased, replaced, refunded or refinanced, nor the rate of interest applicable thereto increased, either (a) in contemplation of such consolidation or merger or of such Person becoming a Subsidiary, or (b) for any reason at any time subsequent to the date of such consolidation or merger or of such Person becoming a Subsidiary,

                  (iii) the maturity of such Debt shall not have been extended, nor the weighted average life to maturity thereof reduced, either (a) in contemplation of such consolidation or merger or of such Person becoming a Subsidiary, or (b) for any reason at any time subsequent to the date of such consolidation or merger or of such Person becoming a Subsidiary, and

                  (iv) the terms of such Debt do not subject the Company to any prohibition on paying the principal of, interest on or any Make-Whole Amount with respect to the Notes, as and when such payments are due.

         "AFFILIATE" means at any time, and with respect to any Person,

                  (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and

                  (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests.

As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

         "AGREEMENT, THIS" is defined in Section 17.3.

DISCOUNT AUTO PARTS, INC.                               NOTE PURCHASE AGREEMENT

         "BANK CREDIT AGREEMENT" means the Company's Revolving Credit Agreement with SunTrust Bank, Central Florida, National Association, individually and as Agent, Amsouth Bank, individually and as Co-Agent, Barnett Bank, N.A., individually and as Co-Agent, First Union National Bank and The Fuji Bank and Trust Company, dated as of July 16, 1997, providing for a $175,000,000 syndicated revolving credit facility, which facility may be increased to $200,000,000 pursuant to the terms thereof, as such agreement is in effect on the Closing Date.

         "BUSINESS DAY" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Orlando, Florida or Atlanta, Georgia are required or authorized to be closed.

         "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "CAPITAL STOCK" means any class of capital stock, share capital or similar equity interest of a Person.

         "CLOSING" is defined in Section 3.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "COMPANY" is defined in the introductory sentence of this Agreement.

         "CONFIDENTIAL INFORMATION" is defined in Section 20.

         "CONSOLIDATED ASSETS" shall mean, at any time, the total assets of the Company and its Subsidiaries determined on a Consolidated basis at such time.

         "CONSOLIDATED BASIS" shall mean the consolidated financial information of the Company and its Subsidiaries under GAAP.

         "CONSOLIDATED DEBT" shall mean, at any time, without duplication, the amount of Debt of the Company and its Subsidiaries determined on a Consolidated basis at such time; provided, however, that Consolidated Debt shall not include Debt of such Persons consisting solely of secured trade payables in an aggregate amount not to exceed $3,000,000 at such time.

         "CONSOLIDATED NET INCOME" shall mean, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period (taken as a single accounting period) determined in conformity with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any nonrecurring gains or losses specifically identified on the Company's income statement, together with any related provision for taxes and (ii) any undistributed net income of a Subsidiary to the extent that such distribution is prohibited by agreement, judgment or regulation.

         "CONSOLIDATED NET WORTH" shall mean, at any time, stockholders equity of the Company and its Subsidiaries, determined on a Consolidated basis at such time.

DISCOUNT AUTO PARTS, INC.                               NOTE PURCHASE AGREEMENT

         "CONSOLIDATED SENIOR DEBT" shall mean, at any time, (i) all Debt of the Company and its Subsidiaries (other than intercompany Debt among the Company and its Subsidiaries) outstanding at such time, in each case which is not expressly subordinate in right of payment to the Notes, plus (ii) the Debt evidenced by the Notes.

         "CONSOLIDATED TOTAL CAPITALIZATION" shall mean, at any time, the sum of Consolidated Net Worth and Consolidated Debt, in each case measured at such time.

         "DEBT" shall mean, without duplication, with respect to any Person:

                  (i) all indebtedness for borrowed money which such Person has directly or indirectly created, incurred or assumed (including, without limitation, all obligations of such Person in respect of Capital Leases) or for which such Person is liable;

                  (ii) all indebtedness whether or not for borrowed money, secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed by the such Person;

                  (iii) any indebtedness, whether or not for borrowed money, with respect to which such Person has become directly or indirectly liable and which represents or has been incurred to finance the purchase price (or a portion thereof) of any property or services or business acquired by such Person whether by purchase, consolidation, merger or otherwise other than any payables and accrued expenses incurred in the ordinary course of business that are current liabilities under GAAP; and

                  (iv) any indebtedness of any other Person of the character referred to in clauses (i), (ii) or (iii) of this definition with respect to which such Person is liable by way of a Guarantee; all as determined in accordance with GAAP (whether or not such Guarantee is required to be reflected in the balance sheet of such Person prepared in accordance with GAAP), provided, however, Debt shall not include endorsements of negotiable instruments for collection in the ordinary course of business.

Without limitation of the foregoing, Debt of any Person shall include all obligations of such Person of the character described in clauses (i) through clause (iv) above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "DEFAULT RATE" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced from time to time by Sun Trust Bank in Orlando, Florida as its "base" or "prime rate".

         "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but

DISCOUNT AUTO PARTS, INC.                               NOTE PURCHASE AGREEMENT
not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

         "EVENT OF DEFAULT" is defined in Section 11.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

         "EXECUTIVE OFFICER OF THE COMPANY" or "OR EXECUTIVE OFFICER OF THE COMPANY" means the chief executive officer, the president, an executive vice president or the chief financial officer of the Company.

         "FAIR MARKET VALUE" shall mean at any time, the sale value of property that would be realized in an arm's length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

         "FIXED CHARGES" for any period shall mean (i) all interest and amortization of debt discount and expense on all Debt of the Company and its Subsidiaries, on a Consolidated basis, paid or payable during such period (including the imputed interest factor in Rentals under all Capitalized Leases) and (ii) rent expense incurred under operating leases of the Company and its Subsidiaries, determined on a Consolidated basis for such period.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "GOVERNMENTAL AUTHORITY" means

                  (a)  the government of

                       (i)   the United States of America or any state or other

                  political subdivision thereof, or

                       (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or that asserts jurisdiction over any properties of the Company or any Subsidiary, or

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "GUARANTEE" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by such Person:

DISCOUNT AUTO PARTS, INC.                               NOTE PURCHASE AGREEMENT

                  (a) to purchase such indebtedness or obligation or any property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                  (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guarantee, the indebtedness or other obligations that are the subject of such Guarantee shall be assumed to be direct obligations of such obligor.

         "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

         "HOLDER" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

         INCOME AVAILABLE FOR FIXED CHARGES" for any period shall mean the sum of (a) Consolidated Net Income, plus (b) (to the extent deducted in determining such Consolidated Net Income) (i) all provisions for any Federal, state or other income taxes made by the Company and its Subsidiaries, (ii) Fixed Charges, and
(iii) depreciation and amortization expense, all as calculated for such period.

         "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "KNOWLEDGE" or "KNOWLEDGE" with respect to the Company means the actual knowledge of one or more of the Executive Officers of the Company.

         "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

DISCOUNT AUTO PARTS, INC.                               NOTE PURCHASE AGREEMENT

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on

                  (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or

                  (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or

                  (c)   the validity or enforceability of this Agreement or the

         Notes.

         "MAKE-WHOLE AMOUNT" is defined in Section 8.6.

         "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

         "MEMORANDUM" is defined in Section 5.3.

         "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

         "NOTES" is defined in Section 1.

         "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

         "OTHER AGREEMENTS" is defined in Section 2.

         "OTHER PURCHASERS" is defined in Section 2.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         "PREFERRED STOCK" means any class of Capital Stock of a Person that is preferred over any other class of Capital Stock of such Person as to the payment of dividends or other equity distributions or the payment of any amount upon liquidation or dissolution of such Person.

         "PRIORITY DEBT" shall mean (i) all Debt (other than Acquired Subsidiary
Debt) or Preferred Stock of a Subsidiary and (ii) all Debt of the Company which is secured by Liens not otherwise allowed under any of clauses (a) through (d) of Section 10.4.

DISCOUNT AUTO PARTS, INC.                               NOTE PURCHASE AGREEMENT

         "PROPERTY OR PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "Q-LUBE" means the DAP/LUBECO Partnership, a Nevada general partnership, consisting of DAP/LUBECO Corp., a Nevada corporation, and LUBECO Management, Inc. as general partners and created pursuant to that certain General Partnership Agreement, dated March 1, 1997.

         "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "QUALIFIED INSTITUTIONAL BUYER" means any Person who is a "qualified institutional buyer" within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

         "REQUIRED HOLDERS" means, at any time, the holder or holders of at least 662/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

         "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other executive officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

         "SECURED NOTE AGREEMENTS" means and includes: (a) the Note Agreement, dated as of December 15, 1987, between the Company and Massachusetts Mutual Life Insurance Company, as the same is in effect on the Closing Date, pursuant to which the Company issued its 10.11% Senior Secured Notes due December 15, 2000 in the original principal amount of $12,000,000; and (b) the separate Note Agreements, each dated as of October 30, 1989, between the Company and each of Massachusetts Mutual Life Insurance Company and MassMutual Participation Investors, as the same are in effect on the Closing Date, pursuant to which the Company issued its 9.80% Senior Secured Notes due May 31, 2003 in the original principal amount of $12,000,000;

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

         "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

         "SOURCE" is defined in Section 6.2.

         "SUBSIDIARY" means, with respect to any Person, any corporation or other legal entity that is required to be consolidated with such Person under GAAP. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

         "SUBSIDIARY DEBT" shall mean all Debt of which the direct obligor is a Subsidiary of the Company.

         "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the

DISCOUNT AUTO PARTS, INC.                               NOTE PURCHASE AGREEMENT
assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary 100% of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

DISCOUNT AUTO PARTS, INC.                               NOTE PURCHASE AGREEMENT

                                                                       EXHIBIT 1

                                  FORM OF NOTE

                            DISCOUNT AUTO PARTS, INC.

                       7.46% SENIOR NOTE DUE JULY 15, 2007

No. R-___                                                                 [Date]
$_______                                                        PPN: 25463* AC 1

         FOR VALUE RECEIVED, the undersigned, DISCOUNT AUTO PARTS, INC. (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Florida, hereby promises to pay to , or registered assigns, the principal sum of DOLLARS ($_________) on July 15, 2007, with interest (computed on the basis of a 360- day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of seven and forty- six one-hundredths percent (7.46%) per annum from the date hereof, payable semiannually on the 15th day of January and July in each year, commencing on the later of January 15, 1998 or the payment date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreements referred to below).

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the address shown in the register maintained by the Company for such purpose or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

         This Note is one of a series of Senior Notes (herein called the "NOTES") issued pursuant to separate Note Purchase Agreements, dated as of July 15, 1997 (as from time to time amended, the "NOTE PURCHASE AGREEMENTS"), between the Company and the respective purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreements and (ii) to have made the representations set forth in Section 6.2 of the Note Purchase Agreements.

         This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

DISCOUNT AUTO PARTS, INC.                               NOTE PURCHASE AGREEMENT

         The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

                  THIS NOTE AND THE NOTE PURCHASE AGREEMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                                                 DISCOUNT AUTO PARTS, INC.

                                                 By
                                                   -----------------------------
                                                     Name:
                                                     Title:

                                 ACKNOWLEDGEMENT

STATE OF GEORGIA        )
COUNTY OF FULTON        )

         On this the ________ day of ________________, 1997, personally appeared ___________________, the ________________ of Discount Auto Parts, Inc., a
Florida corporation, (the "Company"), and before me, executed this 7.46% Senior Note on behalf of the Company.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                    --------------------------------------------
                                    Signature of Notary Public, State of Georgia

                                    --------------------------------------------
                                    (Print, Type or Stamp Commissioned Name of
                                    Notary Public)
                                    Personally known _______; OR
                                    Produced identification_______.
                                    Type of identification produced:___________

                                    --------------------------------------------

DISCOUNT AUTO PARTS, INC.                               NOTE PURCHASE AGREEMENT